Press Release

RLJ Lodging Trust Reports Fourth Quarter and Full Year 2020 Results

- 95 open hotels during fourth quarter
- Open hotel occupancy increased to 37.5%
- Q4 monthly cash burn $20 million below expectations
- Total liquidity of approximately $1.1 billion

Bethesda, MD, February 25, 2021 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months and year ended December 31, 2020.

Fourth Quarter Highlights
•95 hotels open throughout quarter, representing 93% of the portfolio
•Total portfolio achieved 34.1% occupancy and open hotels achieved 37.5% occupancy
•Total revenue of $91.1 million
•Pro forma RevPAR decrease of (72.2%)
•Net loss of ($87.9) million
•Net loss per share of ($0.57)
•Adjusted EBITDA of ($12.8) million
•Adjusted FFO per diluted common share and unit of ($0.28)
•Open hotels generated positive Hotel EBITDA of $1.6 million
•Continued to maintain a strong balance sheet with approximately $900 million of unrestricted cash and $200 million undrawn on line of credit
•Successfully extended corporate covenant waiver period through December 31, 2021

Full Year Highlights
•Total revenue of $473.1 million
•Pro forma RevPAR decrease of (66.8%)
•Net loss of ($408.8) million
•Net loss per share of ($2.61)
•Adjusted EBITDA of ($41.1) million
•Adjusted FFO per diluted common share and unit of ($0.98)

“I am very proud of how the entire RLJ team responded to the unprecedented challenges brought on by the pandemic. We were nimble and quickly pivoted to preserving our liquidity, substantially reducing our operating costs and positioning our portfolio to benefit early during a recovery,” commented Leslie D. Hale, President and Chief Executive Officer. “We are encouraged that as the vaccine distribution becomes more widespread, it could lead to meaningful improvement in fundamentals during the second half of this year. As we demonstrated with our third and fourth quarter results, our portfolio construct is allowing us to grow revenues earlier, achieve overall profitability quicker and is positioning us to take advantage of growth opportunities as the recovery unfolds.”

The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights

($ in millions, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended December 31,			For the year ended December 31,
	2020	2019	Change	2020	2019	Change
Operational Overview: (1)
Pro forma ADR	$110.94	$179.78	(38.3)%	$142.41	$183.18	(22.3)%
Pro forma Occupancy	34.1%	75.7%	(55.0)%	33.8%	79.1%	(57.2)%
Pro forma RevPAR	$37.80	$136.17	(72.2)%	$48.13	$144.80	(66.8)%

Financial Overview:
Total Revenues	$91.1	$347.1	(73.8)%	$473.1	$1,566.2	(69.8)%
Pro forma Hotel Revenue	$90.8	$341.7	(73.4)%	$471.6	$1,417.4	(66.7)%

Net (Loss) Income	$(87.9)	$34.9	(351.7)%	$(408.8)	$129.4	(416.0)%

Pro forma Hotel EBITDA	$(7.3)	$102.6	(107.1)%	$(11.5)	$450.5	(102.6)%
Pro forma Hotel EBITDA Margin	(8.1)%	30.0%	(3,809) bps	(2.4)%	31.8%	(3,422) bps
Adjusted EBITDA (2)	$(12.8)	$96.3	(113.3)%	$(41.1)	$462.5	(108.9)%

Adjusted FFO	$(45.6)	$69.3	(165.8)%	$(161.4)	$350.3	(146.1)%
Adjusted FFO Per Diluted Common Share and Unit	$(0.28)	$0.41	(168.3)%	$(0.98)	$2.03	(148.3)%

Note:
(1) Pro forma statistics reflect the Company's 102 hotel portfolio as of December 31, 2020.
(2) Adjusted EBITDA for the three months ended December 31, 2019 included $2.1 million from sold hotels. Adjusted EBITDA for the year ended December 31, 2019 included $48.0 million from sold hotels.

Hotel Reopening and Cash Burn Update
During the fourth quarter, the Company continued to implement stringent expense control measures and aggressive asset management initiatives to maximize hotel-level profitability, which led to the Company’s open hotels achieving positive Hotel EBITDA for the second half of 2020.

Update on Hotel Reopenings
As of December 31, 2020, the Company had 95 hotels open, representing 93% of the Company’s portfolio, during the entire fourth quarter and has subsequently reopened two hotels during 2021. The Company continues to evaluate market conditions with respect to reopening the remaining closed hotels. All open hotels continue to operate under aggressive operating cost containment plans, including significantly reduced staffing, elimination of non-essential amenities and services, and modified food and beverage offerings.

Cash Burn Update
During the fourth quarter, the Company’s cash burn continued to improve due to higher than expected revenues and the continued success of its aggressive cost containment initiatives. Fourth quarter cash burn was approximately $20 million better than the Company’s prior estimates.

For the nine-months ended December 31, 2020, the Company’s average monthly cash burn (excluding capital investments) was approximately $23.6 million, towards the low end of the $23.0 million to $27.0 million range the Company had previously anticipated.

For the first quarter of 2021, the Company estimates that average monthly cash burn will be approximately $20.0 million to $24.0 million (excluding capital investments). The current monthly cash burn range is inclusive of hotel-level operating cash flow shortfalls, hotel-level fixed costs, including property taxes and insurance, corporate-level cash general & administrative expenses and other corporate-level outflows, including interest and scheduled principal payments on the Company's outstanding debt as well as common and preferred dividends.

The actual first quarter monthly cash burn will vary based on the actual level of lodging demand. The Company's monthly cash burn is expected to be at the low end of the range if lodging demand remains at current levels and the high end of the range if lodging demand contracts from present levels.

Dispositions
On December 1, 2020, the Company sold the 78-room Residence Inn Houston Sugarland. In early 2021, the Company sold the 112-room Courtyard Houston Sugarland. The total sales proceeds from these dispositions was $9.3 million. Pursuant to the Company's corporate credit agreements, the proceeds were used to pay down a portion of its $150.0 million term loan, which matures in 2022.

Balance Sheet
As of December 31, 2020, the Company had $899.8 million of unrestricted cash, $200.0 million in capacity under its revolving credit facility, no debt maturities until 2022 and $2.6 billion of debt outstanding.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.01 per common share of beneficial interest in the fourth quarter. The dividend was paid on January 15, 2021 to shareholders of record as of December 31, 2020. For the year ended December 31, 2020, the Company declared total dividends of $0.04 per common share of beneficial interest.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares. The dividend was paid on January 29, 2021 to shareholders of record as of December 31, 2020. For the year ended December 31, 2020, the Company declared total dividends of $1.95 per Series A cumulative convertible preferred share.

2021 Outlook
Given the continued uncertainties related to the ongoing pandemic and its impact on travel, the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 26, 2021, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which was posted to the Company's website on February 25, 2021.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 101 hotels with approximately 22,400 rooms, located in 23 states and the District of
Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic on global and regional economies, travel, and economic activity; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

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Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the years ended December 31, 2020 and 2019, respectively, no hotels were acquired.

Pro forma adjustments: Sold hotels
For the years ended December 31, 2020 and 2019, pro forma adjustments included the following sold hotels:
•Courtyard Austin Airport in June 2019
•Courtyard Boulder Longmont in June 2019
•Courtyard Fort Lauderdale SW Miramar in June 2019
•Courtyard Salt Lake City Airport in June 2019
•Fairfield Inn & Suites San Antonio Downtown Market in June 2019
•Hampton Inn Fort Walton Beach in June 2019
•Hampton Inn West Palm Beach Airport Central in June 2019
•Hampton Inn & Suites Clearwater St. Petersburg Ulmerton Road in June 2019
•Hampton Inn & Suites Denver Tech Center in June 2019
•Hilton Garden Inn Bloomington in June 2019
•Hilton Garden Inn Durham Raleigh Research Triangle Park in June 2019
•Hilton Garden Inn West Palm Beach Airport in June 2019
•Residence Inn Chicago Oak Brook in June 2019
•Residence Inn Detroit Novi in June 2019
•Residence Inn Fort Lauderdale Plantation in June 2019
•Residence Inn Fort Lauderdale SW Miramar in June 2019
•Residence Inn Longmont Boulder in June 2019
•Residence Inn Salt Lake City Airport in June 2019
•Residence Inn San Antonio Downtown Market Square in June 2019
•Residence Inn Silver Spring in June 2019
•SpringHill Suites Boulder Longmont in June 2019
•Embassy Suites Myrtle Beach Oceanfront Resort in June 2019
•Hilton Myrtle Beach Resort in June 2019
•Courtyard Austin Northwest Arboretum in August 2019
•Courtyard Boulder Louisville in August 2019
•Courtyard Denver West Golden in August 2019
•Courtyard Louisville Northeast in August 2019
•Courtyard South Bend Mishawaka in August 2019
•Hampton Inn Houston Galleria in August 2019
•Hyatt House Austin Arboretum in August 2019
•Hyatt House Houston Galleria in August 2019
•Hyatt House Dallas Lincoln Park in August 2019
•Hyatt House Dallas Uptown in August 2019
•Residence Inn Austin Northwest Arboretum in August 2019
•Residence Inn Austin North Parmer Lane in August 2019
•Residence Inn Boulder Louisville in August 2019
•Residence Inn Denver West Golden in August 2019
•Residence Inn Louisville Northeast in August 2019
•SpringHill Suites Austin North Parmer Lane in August 2019
•SpringHill Suites Louisville Hurstbourne North in August 2019
•SpringHill Suites South Bend Mishawaka in August 2019
•Residence Inn Columbia in September 2019
•Courtyard Austin South in November 2019
•Fairfield Inn & Suites Austin South Airport in November 2019
•Marriott Austin South in November 2019
•Residence Inn Austin South in November 2019
•SpringHill Suites Austin South in November 2019
•Residence Inn Houston Sugarland in December 2020

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Investment in hotel properties, net	$4,486,416	$4,614,966
Investment in unconsolidated joint ventures	6,798	15,171
Cash and cash equivalents	899,813	882,474
Restricted cash reserves	34,977	44,686
Hotel and other receivables, net of allowance of $292 and $251, respectively	13,346	39,762
Lease right-of-use assets	142,989	144,358
Deferred income tax asset, net	—	51,447
Prepaid expense and other assets	32,833	58,536
Total assets	$5,617,172	$5,851,400
Liabilities and Equity
Debt, net	$2,587,731	$2,195,707
Accounts payable and other liabilities	172,325	183,408
Advance deposits and deferred revenue	32,177	57,459
Lease liabilities	122,593	121,154
Accrued interest	6,206	3,024
Distributions payable	8,752	64,165
Total liabilities	2,929,784	2,624,917
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at December 31, 2020 and 2019	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 165,002,752 and 169,852,246 shares issued and outstanding at December 31, 2020 and 2019, respectively	1,650	1,699
Additional paid-in capital	3,077,142	3,127,982
Accumulated other comprehensive loss	(69,050)	(19,514)
Distributions in excess of net earnings	(710,161)	(274,769)
Total shareholders’ equity	2,666,517	3,202,334
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	13,002	14,065
Noncontrolling interest in the Operating Partnership	7,869	10,084
Total noncontrolling interest	20,871	24,149
Total equity	2,687,388	3,226,483
Total liabilities and equity	$5,617,172	$5,851,400

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Revenues
Operating revenues
Room revenue	$78,464	$286,364	$397,754	$1,317,085
Food and beverage revenue	4,514	44,348	40,384	177,499
Other revenue	8,104	16,362	34,949	71,608
Total revenues	91,082	347,074	473,087	1,566,192
Expenses
Operating expenses
Room expense	25,473	75,341	124,063	329,077
Food and beverage expense	3,872	32,662	35,220	134,206
Management and franchise fee expense	3,110	24,421	21,057	120,797
Other operating expense	42,928	84,369	211,216	373,130
Total property operating expenses	75,383	216,793	391,556	957,210
Depreciation and amortization	47,391	48,929	194,168	211,584
Impairment loss	—	13,500	—	13,500
Property tax, insurance and other	24,114	28,692	103,470	119,287
General and administrative	8,387	11,065	41,141	45,252
Transaction costs	(72)	438	(158)	1,211
Total operating expenses	155,203	319,417	730,177	1,348,044
Other income	748	304	1,941	1,242
Interest income	408	3,785	4,237	8,720
Interest expense	(26,578)	(22,662)	(100,169)	(91,295)
Gain (loss) on sale of hotel properties, net	2,218	16,572	2,703	(9,300)
(Loss) on extinguishment of indebtedness, net	—	(214)	—	(214)
(Loss) income before equity in (loss) income from unconsolidated joint ventures	(87,325)	25,442	(348,378)	127,301
Equity in (loss) income from unconsolidated joint ventures	(258)	1,245	(8,454)	(1,673)
(Loss) income before income tax (expense) benefit	(87,583)	26,687	(356,832)	125,628
Income tax (expense) benefit	(305)	8,225	(51,970)	3,751
Net (loss) income	(87,888)	34,912	(408,802)	129,379
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	511	(70)	2,327	289
Noncontrolling interest in the Operating Partnership	435	(159)	2,034	(487)
Preferred distributions - consolidated joint venture	—	—	—	(186)
Redemption of preferred equity - consolidated joint venture	—	—	—	(1,153)
Net (loss) income attributable to RLJ	(86,942)	34,683	(404,441)	127,842
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Net (loss) income attributable to common shareholders	$(93,221)	$28,404	$(429,556)	$102,727
Basic per common share data:
Net (loss) income per share attributable to common shareholders	$(0.57)	$0.17	$(2.61)	$0.59
Weighted-average number of common shares	163,729,671	169,241,536	164,503,661	171,287,086
Diluted per common share data:
Net (loss) income per share attributable to common shareholders	$(0.57)	$0.17	$(2.61)	$0.59
Weighted-average number of common shares	163,729,671	169,376,667	164,503,661	171,388,476

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(87,888)	$34,912	$(408,802)	$129,379
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Preferred distributions - consolidated joint venture	—	—	—	(186)
Redemption of preferred equity - consolidated joint venture	—	—	—	(1,153)
Depreciation and amortization	47,391	48,929	194,168	211,584
Impairment loss	—	13,500	—	13,500
(Gain) loss on sale of hotel properties, net	(2,218)	(16,572)	(2,703)	9,300
Noncontrolling interest in consolidated joint ventures	511	(70)	2,327	289
Adjustments related to consolidated joint ventures (1)	(75)	(74)	(298)	(298)
Adjustments related to unconsolidated joint ventures (2)	308	(355)	8,299	4,379
FFO	(48,250)	73,991	(232,124)	341,679
Transaction costs	(72)	438	(158)	1,211
Loss on extinguishment of indebtedness, net	—	214	—	214
Amortization of share-based compensation	2,983	2,751	12,200	11,459
Non-cash income tax expense (benefit) (3)	39	(9,768)	51,486	(6,818)
Unrealized (gain) loss on discontinued cash flow hedges	(358)	(18)	(376)	394
Corporate and property-level severance (4)	463	—	8,653	—
Other (income) expenses (5)	(381)	1,659	(1,125)	2,144
Adjusted FFO	$(45,576)	$69,267	$(161,444)	$350,283

Adjusted FFO per common share and unit-basic	$(0.28)	$0.41	$(0.98)	$2.04
Adjusted FFO per common share and unit-diluted	$(0.28)	$0.41	$(0.98)	$2.03

Basic weighted-average common shares and units outstanding (6)	164,502	170,014	165,276	172,060
Diluted weighted-average common shares and units outstanding (6)	164,502	170,149	165,276	172,161

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense, impairment loss, and loss on sale of the unconsolidated joint ventures.
(3)  Includes non-cash income tax expense of $59.3 million for the year ended December 31, 2020 due to recording a valuation allowance on 100% of deferred tax assets.
(4)  Includes corporate-level severance of $0.5 million and property-level severance of $8.2 million for the year ended December 31, 2020. Property-level severance for the year ended December 31, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements. Also includes property-level severance of $0.5 million for the three months ended December 31, 2020.
(5)  Represents income and expenses outside of the normal course of operations, including debt modification costs, legal and other costs, non-cash changes to pre-merger insurance reserves, and hurricane-related costs that were not reimbursed by insurance. Other expenses for the year ended December 31, 2020 includes a benefit of $1.8 million due to the reversal of an accrued liability related to the settlement of the National Retirement Fund matter.
(6)  Includes 0.8 million weighted-average operating partnership units for the three months and years ended December 31, 2020 and 2019, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(87,888)	$34,912	$(408,802)	$129,379
Depreciation and amortization	47,391	48,929	194,168	211,584
Interest expense, net	26,170	18,877	95,932	82,575
Income tax expense (benefit)	305	(8,225)	51,970	(3,751)
Adjustments related to unconsolidated joint ventures (1)	414	620	2,237	2,799
EBITDA	(13,608)	95,113	(64,495)	422,586
(Gain) loss on sale of hotel properties, net	(2,218)	(16,572)	(2,703)	9,300
Impairment loss	—	13,500	—	13,500
Loss on sale of unconsolidated joint ventures (2)	—	(851)	—	2,075
Impairment loss of unconsolidated joint ventures (3)	13	—	6,546	—
EBITDAre	(15,813)	91,190	(60,652)	447,461
Transaction costs	(72)	438	(158)	1,211
Loss on extinguishment of indebtedness, net	—	214	—	214
Amortization of share-based compensation	2,983	2,751	12,200	11,459
Corporate and property-level severance (4)	463	—	8,653	—
Other (income) expenses (5)	(381)	1,660	(1,125)	2,144
Adjusted EBITDA	(12,820)	96,253	(41,082)	462,489
General and administrative (6)	5,404	8,314	28,941	33,784
Other corporate adjustments (7)	54	84	682	2,182
Consolidated Hotel EBITDA	(7,362)	104,651	(11,459)	498,455
Pro forma adjustments - income from sold hotels	30	(2,094)	(67)	(47,994)
Pro forma Hotel EBITDA	$(7,332)	$102,557	$(11,526)	$450,461

Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Includes our ownership interest in the loss on sale of the unconsolidated joint ventures associated with two resort hotel properties we owned in Myrtle Beach, SC.
(3) Includes our ownership interest in the impairment loss of one of our unconsolidated joint ventures.
(4) Includes corporate-level severance of $0.5 million and property-level severance of $8.2 million for the year ended December 31, 2020. Property-level severance for the year ended December 31, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements. Also includes property-level severance of $0.5 million for the three months ended December 31, 2020.
(5) Represents income and expenses outside of the normal course of operations, including debt modification costs, legal and other costs, non-cash changes to pre-merger insurance reserves, and hurricane-related costs that were not reimbursed by insurance. Other expenses for the year ended December 31, 2020 includes a benefit of $1.8 million due to the reversal of an accrued liability related to the settlement of the National Retirement Fund matter.
(6) Excludes amortization of share-based compensation and activist shareholder costs reflected in Adjusted EBITDA.
(7) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Total revenue	$91,082	$347,074	$473,087	$1,566,192
Pro forma adjustments - revenue from sold hotels	(223)	(5,239)	(1,447)	(147,309)
Other corporate adjustments / non-hotel revenue	(15)	(140)	(53)	(1,464)
Pro forma Hotel Revenue	$90,844	$341,695	$471,587	$1,417,419

Pro forma Hotel EBITDA	$(7,332)	$102,557	$(11,526)	$450,461

Pro forma Hotel EBITDA Margin	(8.1)%	30.0%	(2.4)%	31.8%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of December 31, 2020 (2)
Secured Debt
Mortgage Loan - 1 hotel	10	Jun 2022	Fixed	5.25%	$30,066
Mortgage Loan - 2 hotels	10	Oct 2022	Fixed	4.95%	54,549
Mortgage Loan - 1 hotel	10	Oct 2022	Fixed	4.95%	31,355
Mortgage Loan - 1 hotel	10	Oct 2022	Fixed	4.94%	27,697
Mortgage Loan - 7 hotels	3	Apr 2024	Floating	1.66%	200,000
Mortgage Loan - 3 hotels	5	Apr 2026	Floating	1.74%	96,000
Mortgage Loan - 4 hotels	5	Apr 2026	Floating	1.74%	85,000
Weighted-Average / Secured Total				2.61%	$524,666

Unsecured Debt
Revolver (4)	4	May 2025	Floating (3)(5)	3.77%	$400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	4.03%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.73%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	4.73%	225,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating (3)	3.92%	400,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	474,888
Weighted-Average / Unsecured Total				4.63%	$2,049,888

Weighted-Average / Gross Debt				4.22%	$2,574,554

Note:
(1) Interest rates as of December 31, 2020.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of December 31, 2020, there was $200.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.20% annually.
(5) Reflects an interest rate swap of $299.0 million on the $400.0 million Revolver.